                                                              EXHIBIT 10(o)

                              EMPLOYMENT AGREEMENT


DATE:  September  24 , 1997

PARTIES:  Credit Concepts, L.L.C., an
          Oregon Limited Liability Company   (hereafter "the Company")

          Kimberly Coleman                   (hereafter "Coleman")


RECITALS:

          A. The Company has been formed for the purpose of engaging in the business of purchasing retail installment contracts;

          B. The Company desires to employ and retain the unique experience, abilities, and services of Coleman to manage the business of the Company;

          C.  Coleman desires to become employed by the Company.


AGREEMENTS:

          NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions contained herein to be kept and performed, IT IS
AGREED:

          SECTION 1.  EMPLOYMENT

          1.1 TERM. The Company agrees to employ Coleman for a term commencing on September 15, 1997, or at such later time as the Company receives approval and commitment for financing from its bank, and continuing for a period of five years, or until termination in accordance with Section 5.

          1.2 DUTIES. Coleman accepts employment with the Company on the terms and conditions set forth in this Agreement, and agrees to devote her full time and attention to the performance of her duties under this Agreement. Coleman shall perform such specific duties and shall exercise such specific authority as may be assigned to Coleman from time to time by the Members of the Company. In performing such duties, Coleman shall be subject to the direction and control of the Members of the Company. Coleman further agrees that she shall perform her duties faithfully, intelligently, and to the best of her ability, and in the best interest of the Company.

          SECTION 2.  COVENANT NOT TO COMPETE

          2.1 NONCOMPETITION. During the term of this Agreement, and for a period of two years after the termination of employment with the Company for any reason except for termination by the Company pursuant to Section 5.1 or termination by expiration of the 5 year term of this Agreement, Coleman shall not, within Lane, Linn, Benton, Marion, and/or Douglas Counties, Oregon, directly or indirectly, (1) own as a proprietor, partner, shareholder, member, or own an interest in; or (2) participate as an officer, director, or in any other capacity in the management, operation, or control of; or (3) perform services as or act in the capacity of an employee, independent contractor, or consultant in any business that competes with a business conducted by the Company on the date that Coleman's employment with the Company terminates for any reason.

          2.2 INJUNCTION. Coleman agrees that it would be difficult to measure damage to the Company from any breach by Coleman of Section 2.1, and that monetary damages would be an inadequate remedy for any such breach. Accordingly, Coleman Agrees that if Coleman shall breach Section 2.1, the Company shall be entitled, in addition to all other remedies it may have at law or in equity, to an injunction or other appropriate orders to restrain any such breach, without showing or proving any actual damage sustained by the Company.

          SECTION 3.  COMPENSATION

          3.1 BASE COMPENSATION. In consideration of all services rendered by Coleman to the Company, the Company shall pay base compensation to Coleman the following amounts:

          YEAR                     COMPENSATION
          ----                     ------------
            1                      $48,000.00 per year
            2                       48,000.00 per year
            3                       54,000.00 per year
            4                       54,000.00 per year
            5                       60,000.00 per year

The foregoing compensation shall be payable in monthly installments.

          3.2 BONUS COMPENSATION. As additional compensation, the Company shall pay bonus compensation to Coleman each year, as follows:

          3.2.1 For year 1, a bonus equal to .85% of loans receivable booked in the first year of Coleman's employment provided that the foregoing amount shall not exceed the gross amount of $15,000.00.

          3.2.2 For year 2, a bonus equal to .85% of loans receivable booked in the second year of Coleman's employment provided that the foregoing amount shall not exceed the gross amount of $20,000.00.

          3.2.3 For years 3, 4 and 5, an amount equal to 6% of the net profits from the operations of the Company after all chargeoffs. The formula for determining the net profit of the Company shall be mutually agreed upon by the Company and Coleman hereafter.

          3.2.4 The bonus compensation referenced herein shall be paid semi-annually. Calculation of the bonus due after six months of each year shall be calculated based upon the volume of loans receivable or the net profits then existing. The bonus compensation payable at the end of each year shall account for the bonus compensation paid at the end of six months.

          3.2.5  In the event Coleman's employment is terminated pursuant to
Section 5, Coleman shall be entitled to receive bonus compensation which shall be prorated based upon the period of actual service by Coleman.

          3.3 WITHHOLDING. Base compensation and bonus compensation shall be subject to customary withholding of income taxes, and shall be subject to other employment taxes required with respect to compensation paid by a corporation to an employee.

          4.  EXPENSES

          Coleman shall be entitled to reimbursement from the Company for reasonable expenses necessarily incurred by Coleman in the performance of Coleman's duties under this Agreement, upon presentation of vouchers indicating in detail the amount and business purpose of each such expense.

          5.  TERMINATION

          5.1 TERMINATION BY PRIOR NOTICE. The employment of Coleman by the Company may be terminated by either the Company or by Coleman upon the giving of 15 days prior notice to the other party.

          5.2 TERMINATION BY MUTUAL AGREEMENT. This Agreement may be terminated at any time upon the mutual written agreement of the Company and Coleman.

          5.3 IMMEDIATE TERMINATION. Employment of Coleman by the Company may be terminated immediately in the sole discretion of the Members of the Company upon the occurrence of any one of the following events:

          5.3.1 In the event Coleman shall willfully and continuously fail or refuse to comply with the policies, standards or regulations of the Company from time to time established.

          5.3.2 In the event Coleman shall be guilty of fraud, dishonesty, or any intentional misconduct in the performance of Coleman's duties on behalf of the Company.

          5.3.3 In the event Coleman shall suffer a disability. For purposes of this Agreement, "disability" shall be defined as Coleman's inability due to physical or mental illness, or other cause, to perform the majority of Coleman's usual duties for a period of not less than 3 consecutive months.

          SECTION 6.  SEVERANCE PAY

          In the event the Company elects to terminate Coleman's employment without cause pursuant to Section 5.1, the Company shall pay to Coleman as severance pay a total of 3 months pay at Coleman's then current salary, less all amounts that are required to be withheld and deducted.

          SECTION 7.  VACATION

          Subject to approval of time by the Company, Coleman shall be entitled to one or more vacations totaling 10 working days in each year of service provided, however, that Coleman shall not be entitled to take vacation time during her first year of employment until after 8 months of service. Coleman shall be entitled to one or more vacations totaling 15 working days during her third, fourth, and fifth year of service.

          SECTION 8.  MISCELLANEOUS

          8.1 DEFINITION. As used herein, the terms "year", "each year" or "year of service" shall refer to a term beginning either on the original date or anniversary date of employment and continuing for 365 days.

          8.2 ATTORNEY FEES. In the event suit or action is filed to enforce or interpret any of the provisions of this Agreement, the prevailing party shall be entitled to recover from the other party all reasonable attorney fees incurred at trial and on appeal.

          8.3 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements, whether oral or written, between the parties with respect to the subject matter.


Credit Concepts, L.L.C., an
Oregon Limited Liability Company


By:  /s/ Tom W. Palmer                       /s/ Kimberly M. Coleman
     ------------------------------          --------------------------
                              Member         Kimberly M. Coleman